EXHIBIT 99.1

News Release    News Release    News Release    News Release    News Release    News Release

FOR IMMEDIATE RELEASE

Media Contacts:
Marina H. Norville, marina.h.norville@aexp.com, +1.212.640.2832
Mike O’Neill, mike.o’neill@aexp.com, +1.212.640.5951

Investors/Analysts Contacts:
Ken Paukowits, ken.f.paukowits@aexp.com , +1.212.640.6348
Rick Petrino, richard.petrino@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS STRONG CARDMEMBER VOLUMES
AND REVENUES FOR FOURTH QUARTER

WILL RECOGNIZE CHARGES FOR RESTRUCTURING, MEMBERSHIP REWARDS
AND CARDMEMBER REIMBURSEMENTS

New York, January 10, 2013 – American Express Company (NYSE: AXP) said today that cardmember spending, revenue growth and credit quality remained strong during the fourth quarter despite an uneven economy.

Net income for the quarter, however, reflects costs associated with three items:

•
A $400 million restructuring charge ($287 million after-tax) designed to contain future operating expenses, adapt parts of the business as more customers transact online or through mobile channels, and provide the resources for additional growth initiatives in the U.S. and internationally.

•	A $342 million expense ($212 million after-tax) reflecting enhancements to the process that estimates future redemptions of Membership Rewards points by U.S. cardmembers.

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Approximately $153 million ($95 million after-tax) of cardmember reimbursements for various types of transactions dating back several years.  This amount deals with fees, interest and bonus rewards as well as an incremental expense related to the consent orders entered into with regulators last October.

Fourth Quarter Results

After reflecting the impact of these items, net income for the quarter was $637 million, or $0.56 per share.

Excluding these items, fourth quarter adjusted net income was $1.2 billion, or $1.09 per share.1  For the year ago period, net income was $1.2 billion, or $1.01 per share.

Fourth quarter consolidated total revenues net of interest expense were $8.1 billion, up 5 percent from $7.7 billion a year ago.

Cardmember spending was 8 percent higher than a year ago, despite a brief dip in late October/early November reflecting the impact of Hurricane Sandy on consumers and businesses in the northeastern United States.

Credit indicators remained at historically low levels.  The write-off rate for the U.S. lending portfolio (principal only) was 2.0 percent for the quarter.

Fourth quarter and full year 2012 results will be released as scheduled on January 17, 2013.

“We’ve delivered strong results since coming out of the recession and have been consistently gaining share in a very competitive U.S. industry,” said Kenneth I. Chenault, chairman and chief executive officer.  “In addition to strengthening our ties to merchants and cardmembers, we have launched products for new customer segments, expanded into new geographies internationally, and extended our presence well beyond the traditional American Express footprint.

“All of this has been taking place at a time when technology is transforming the world of commerce, regulatory changes are reshaping the financial industry, and customer loyalty has become more important than ever.

“Maintaining our momentum in this environment will require us to evolve our business, embrace new technologies, become more efficient and generate resources to invest in the many growth opportunities we’ve identified.

“Regardless of the environment, success is also going to be defined by doing what’s right for our customers.  We never want to make mistakes, but we are fully committed to correcting them and providing compensation when appropriate. At a time when public confidence in financial institutions is at a low point, we want to make sure that we live up to the reputation we’ve earned over many years for delivering superior value and service to our customers.  The material costs for reimbursement that we are able to identify have been recognized, but we are going to continue to work closely with regulators and strengthen our controls as part of our personal commitment to protecting the integrity of the American Express brand.”

Restructuring

The restructuring charge mentioned above will consist largely of severance payments related to the elimination of an estimated 5,400 jobs. Those reductions will be partly offset by jobs the company expects to add during the year.  Overall staffing levels by year end 2013 are expected to be 4 to 6 percent less than the current total of 63,500.

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1 Management believes adjusted net income, and adjusted earnings per share, which are non-GAAP measures, provide useful metrics to evaluate the ongoing operating performance of the company.

Elements of the restructuring program include:

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Reengineering the business model in Global Business Travel to reduce its cost structure and invest in capabilities that better align it with the shift of customer volumes to online channels and automated servicing tools;

•
Continuing the reconfiguration of cardmember servicing and collections as we drive efficiency through our global scale and as more customers use online and mobile channels instead of paper and telephone;

•	Reducing the size of our staff groups while continuing to maintain the right focus and resources on risk and control activities;

•	Ensuring that we have the right organizational structure across our client management and sales functions to best serve our customers; and

•	Consolidating similar functions and eliminating duplicate efforts wherever possible in order to drive efficiency.

The job reductions will take place across seniority levels, businesses and staff groups.  The largest reductions will come in the travel businesses, which operate in an industry that is being fundamentally reinvented as a result of the digital revolution.  Overall, reductions will be spread proportionally between the U.S. and international markets and will primarily involve positions that do not directly generate revenue.

Changes within the customer service organization are designed to help us continue to deliver award-winning service and operate at maximum efficiency as more customers and merchants do business with us through online and mobile alternatives.

“Against the backdrop of an uneven economic recovery, these restructuring initiatives are designed to make American Express more nimble, more efficient and more effective in using our resources to drive growth,” said Mr. Chenault. “For the next two years, our aim is to hold annual operating expense increases to less than 3 percent.2 The overall restructuring program will put us in a better position as we seek to deliver strong results for shareholders and to maintain marketing and promotion investments at about 9 percent of revenues.”

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2 Operating expenses represent salaries and employee benefits, professional services, occupancy and equipment, communications and other expenses.

Membership Rewards Estimates

Membership Rewards, the industry’s largest and most successful customer loyalty program, allows cardmembers to accumulate points each month and redeem them at a future date by choosing offers from hundreds of our merchant partners.

Determining the costs for this program is a multi-step process that uses predictive models to estimate the amount of earned points that will ultimately be redeemed by cardmembers, and then applies an estimated average cost per point that the company will incur for those redemptions.

Following a previously announced review, the company enhanced the ultimate redemption rate (URR) estimation process, refining the predictive model it uses for the U.S. program. These changes increased the global URR assumption to 94 percent from 93 percent and translated to an additional $342 million in the balance sheet reserve for Membership Rewards and a corresponding charge in the fourth quarter.

“Loyalty and reward programs are one of our major competitive advantages,” said Mr. Chenault. “They have been a centerpiece of our marketing efforts and based on their success we have expanded them during the last few years to offer broader opportunities for cardmembers to earn and redeem points.  The enhancements we’ve made to our models predict even greater usage of the program in the future and that has traditionally meant closer, more meaningful relationships with our cardmembers.”

Cardmember Reimbursements

As previously reported the company has been cooperating with ongoing regulatory reviews and continues to enhance its compliance controls.

The company’s analyses of cardmember inquiries, complaints and account records from the last several years have identified instances where:

•	Late fees of approximately $28 million were collected from some cardmembers who did not receive statements for the billing period prior to the write-off of their accounts.

•	Interest of approximately $24 million was charged to some cardmembers who had disputed balances on their accounts.

•	Certain bonus rewards for industry specific spending with an aggregate value of $68 million should have been credited to cardmembers.

Separately, the company identified additional cardmembers during the quarter who will receive restitution as part of the consent orders we entered into with various U.S. banking regulators in October.  That restitution, which amounts to an incremental $33 million, relates to previously disclosed issues with debt collection settlement letters.

Impacted cardmembers will be notified directly in the coming months.

American Express will hold a conference call for investors to discuss this announcement at 5:00 p.m. (ET) today. A live audio webcast of the investor conference call will be available to the general public on the American Express Investor Relations web site at http://ir.americanexpress.com.  A replay of the investor conference call will be available after the call at the same web site address.

These results represent preliminary estimates for the three months ended December 31, 2012.

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About American Express
American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success.  Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/companies/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products and services:  charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, business travel, and corporate card

Cautionary Note Regarding Forward−Looking Statements

This press release includes forward-looking statements, which are subject to risks and uncertainties. Forward-looking statements contain words such as “believe,” “expect,” “estimate,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following:

•	adjustments arising in the normal course of completing the company’s fourth quarter and year-end financial closing process;
•
the possibility of not achieving the expected timing and financial impact of the company’s restructuring plan and higher than expected employee levels, which could be caused by factors such as the company’s ability to mitigate the operational and other risks posed by planned staff reductions, the company’s ability to develop and implement technology resources to realize cost savings, underestimating hiring needs related to some of the job positions being eliminated and other employee needs currently not anticipated, lower than expected attrition rates and higher than expected redeployment rates;

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the company’s ability to grow and deliver strong results on average and over time, which will depend on, among other things, the level of consumer and business spending; increasing revenues from the company's credit and charge card, prepaid and other products; identifying and exploiting new opportunities; sustaining pricing in light of regulatory and market pressures; increasing merchant coverage and expanding the Global Network Services business; credit trends; expense management; currency and interest rate fluctuations; and general economic conditions, such as consumer confidence, unemployment, the housing market, the health of state economies and GDP growth;

•
the ability of the company to maintain and expand its presence in the digital payments space, including online and mobile channels, which will depend on the company’s success in evolving its business models and processes for the digital environment, building partnerships and executing programs with companies, and utilizing digital capabilities that can be leveraged for future growth;

•
uncertainty relating to the actual growth of operating expenses in 2013 and subsequent years and the ability to hold annual operating expense growth to less than 3 percent for the next two years, which will depend in part on the company’s ability to achieve the expected benefits of the company’s restructuring plan, which will be impacted by, among other things, the factors identified above, the company’s ability to balance the control and management of expenses and the maintenance of competitive service levels for its  customers, unanticipated increases in significant categories of operating expenses, such as consulting or professional fees, compliance or regulatory-related costs and technology costs, the payment of monetary damages and penalties, disgorgement and restitution, the company’s decision to increase or decrease discretionary operating expenses depending on overall business performance, the impact of changes in foreign currency exchange rates on costs and results, and the level of acquisition activity and related expenses;

•
uncertainty in the amount of marketing and promotion expenses relative to the revenues in 2013 and subsequent years, which will depend on (i) factors affecting revenue, such as among other things, the growth of consumer and business spending on American Express cards, higher travel commissions and fees, the growth of and/or higher yields on the loan portfolio and the development of new revenue opportunities and (ii) the company’s ability to control and manage marketing and promotion expenses as described below,  the availability of opportunities to invest at a higher level due to favorable business results and changes in macroeconomic conditions; and

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the actual amount to be spent by the company on investments in the business, including on marketing, promotion, rewards and cardmember services and certain operating expenses, as well as the actual amount of resources arising from the restructuring plan the company decides to invest in growth initiatives, which will be based in part on management’s assessment of competitive opportunities and the company’s performance and the ability to control and manage operating, infrastructure, advertising, promotion and rewards expenses as business expands or changes, including the changing behavior of cardmembers; and

•
the actual amount that the higher URR assumption derived in the fourth quarter will increase cardmember rewards expenses annually in 2013 and subsequent years, which will depend on the terms of the Membership Rewards program, redemption patterns, costs per point redeemed and the level of cardmember spend; and

•
uncertainty relating to the timing and magnitude of a possible charge resulting from the current review of the URR estimation process for the company’s international Membership Rewards programs, which will depend in part on the demographics and assumptions about the behavior of cardmembers enrolled in the international Membership Rewards programs as compared to the U.S. program and the potential growth of the international Membership Rewards programs.

A further description of these and other risks and uncertainties can be found in the company’s Annual Report on Form 10-K for the year ended December 31, 2011, its Quarterly Reports on Form 10-Q for the three months ended March 31, June 30 and September 30, 2012, and the company’s other reports filed with the SEC.